UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2017 (December 22, 2017)

CAESARS ENTERTAINMENT CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-10410	62-1411755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Caesars Palace Drive, Las Vegas, Nevada 89109

(Address of Principal Executive Offices)(Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

CERP and CGPH Restructuring

On December 22, 2017, Caesars Entertainment Corporation (the “Company”) announced the formation of Caesars Resort Collection, LLC (“CRC”) and completion of the refinancing of all existing debt at its wholly-owned subsidiaries Caesars Growth Properties Holdings, LLC (“CGPH”) and Caesars Entertainment Resort Properties, LLC (“CERP”). Following the receipt of certain regulatory approvals, CERP merged into CGPH, with the merged entity renamed to “Caesars Resort Collection, LLC,” and CRC Escrow Issuer, LLC (“CRC Escrow Issuer”) merged into CRC.

CRC Credit Agreement

Overview

Substantially concurrently with the CERP and CGPH restructuring described above, CRC entered into new $5,700 million senior secured credit facilities (the “CRC Credit Facility”), including a $1,000 million five-year revolving credit facility (the “CRC Revolving Credit Facility”), and a $4,700 million seven-year first lien term loan (the “CRC Term Loan”). The CRC Credit Facility was funded and closed pursuant to the Credit Agreement, dated as of December 22, 2017 (the “CRC Credit Agreement”), by and among CRC, the other borrowers from time to time party thereto (together with CRC, the “Borrowers”), the lenders party thereto, and Credit Suisse, AG, Cayman Islands Branch, as administrative agent (the “Administrative Agent”). The CRC Credit Agreement permits the Company’s wholly-owned subsidiary CEOC, LLC (“CEOC”), to join as an additional borrower thereunder or to be acquired by CRC, in each case, subject to certain conditions set forth in the CRC Credit Agreement (the occurrence of any such event, a “CEOC Event”).

The CRC Term Loan matures in 2024; the CRC Revolving Credit Facility matures in 2022 and includes a letter of credit sub-facility. The CRC Term Loan requires scheduled quarterly payments in amounts equal to 0.25% of the original aggregate principal amount of the CRC Term Loan, with the balance due at maturity. As of December 22, 2017, $300 million was outstanding under the CRC Revolving Credit Facility and approximately $100,000 was committed to outstanding letters of credit.

The CRC Credit Agreement allows the Borrowers to request one or more incremental term loan facilities and/or increase their commitments under the CRC Revolving Credit Facility in an aggregate amount of up to the sum of (x) the greater of (1) $1,000 million (increasing to $1,450 million after a CEOC Event) and (2) 1.00 times EBITDA (as defined in the CRC Credit Agreement) plus (y) the amount of certain voluntary prepayments plus (z) such additional amount so long as, (i) in the case of loans under additional credit facilities that rank pari passu with the liens on the collateral securing the CRC Credit Agreement, the Borrowers’ senior secured leverage ratio on a pro forma basis would not exceed 4.75 to 1.00, (ii) in the case of loans under additional credit facilities that rank junior to the liens on the collateral securing the CRC Credit Agreement, the Borrowers’ total secured leverage ratio on a pro forma basis would not exceed 5.00 to 1.00 and (iii) in the case of loans under additional credit facilities that are unsecured, the Borrowers’ interest coverage ratio on a pro forma basis would not be less than 2.00 to 1.00, in each case, subject to certain conditions and receipt of commitments by existing or additional financial institutions or institutional lenders.

All future borrowings under the CRC Credit Agreement are subject to the satisfaction of customary conditions, including the absence of a default and the accuracy of representations and warranties, subject to certain exceptions.

Interest and Fees

Borrowings under the CRC Credit Agreement bear interest at a rate equal to, at the Borrowers’ option, either (a) the London Interbank Offered Rate (“LIBOR”) determined by reference to the costs of funds for Eurodollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs, subject to a floor of 0% or (b) a base rate determined by reference to the highest of (i) the federal funds rate plus 0.50%, (ii) the prime rate as determined by the Administrative Agent and (iii) the one-month adjusted LIBOR rate plus 1.00%, in each case plus an applicable margin. Such applicable margin shall be (a) with respect to the CRC Term Loan, 2.75% per annum in the case of any LIBOR loan or 1.75% per annum in the case of any base rate loan and (b) in the case of the CRC Revolving Credit Facility, 2.25% per annum in the case of any LIBOR loan and 1.25% per annum in the case of any base rate loan, subject in the case of the CRC Revolving Credit Facility to two 0.125% step downs based on the Borrowers’ senior secured leverage ratio.

In addition, on a quarterly basis, the Borrowers are required to pay each lender under the CRC Revolving Credit Facility a commitment fee in respect of any commitments under the CRC Revolving Credit Facility in the amount of 0.50% of the principal amount of the commitments of such lender, subject to stepdowns to 0.375% and 0.25% based upon the Borrowers’ senior secured leverage ratio. The Borrowers are also required to pay customary agency fees as well as letter of credit participation fees computed at a rate per annum equal to the applicable margin for LIBOR borrowings on the dollar equivalent of the daily stated amount of outstanding letters of credit, plus such letter of credit issuer’s customary documentary and processing fees and charges and a fronting fee in an amount equal to 0.125% of the daily stated amount of such letter of credit.

Mandatory and Voluntary Prepayments

The Credit Agreement requires the Borrowers to prepay outstanding term loans, subject to certain exceptions, with:

•	50% (which percentage will be reduced to 25% if the senior secured leverage ratio is greater than 3.25 to 1.00 but less than or equal to 4.00 to 1.00, and to 0% if the Borrower’s senior secured leverage ratio is less than or equal to 3.25 to 1.00) of the Borrowers’ annual excess cash flow (as defined in the CRC Credit Agreement) to the extent such amount exceeds $10 million (increasing to $15 million after a CEOC Event);

•	100% (which percentage will be reduced to 50% if the senior secured leverage ratio is greater than 3.25 to 1.00 but less than or equal to 4.00 to 1.00, and to 0% if the Borrowers’ senior secured leverage ratio is less than or equal to 3.25 to 1.00) of the net cash proceeds of certain non-ordinary course asset sales or certain casualty events, in each case subject to certain exceptions and provided that the Borrowers may (a) reinvest within 18 months or (b) contractually commit to reinvest those proceeds within 18 months, and so reinvest such proceeds following the end of such 18 month period, to be used in their business, or certain other permitted investments; and

•	100% of the net cash proceeds of any issuance or incurrence of debt, other than proceeds from debt permitted under the CRC Credit Agreement.

Collateral and Guarantors

The borrowings under the CRC Credit Agreement will be guaranteed by the material, domestic, wholly-owned subsidiaries of the Borrowers (subject to exceptions), and will be secured by a pledge (and, with respect to real property, mortgage) of substantially all of the existing and future property and assets of the Borrowers and the guarantors (subject to exceptions), including a pledge of the capital stock of the domestic subsidiaries held by the Borrowers and the guarantors and 65% of the capital stock of the first-tier foreign subsidiaries held by the Borrowers and the guarantors, in each case subject to exceptions.

Restrictive Covenants and Other Matters

The CRC Revolving Credit Facility includes a maximum first-priority net senior secured leverage ratio financial covenant, which is applicable solely to the extent that the testing condition (which is defined in the CRC Credit Agreement as 25% utilization of the CRC Revolving Credit Facility (excluding certain letters of credit)) is satisfied and excluding any period in which a covenant suspension period (as defined in the CRC Credit Agreement) is occurring. In addition, for purposes of determining compliance with such financial maintenance covenant for any fiscal quarter, the Borrowers may exercise an equity cure by issuing certain permitted securities for cash or otherwise receiving cash contributions to the capital of the Borrowers or any of their direct or indirect parents that will, upon the receipt by a Borrower of such cash, be included in the calculation of EBITDA on a pro forma basis. The equity cure right may not be exercised in more than two fiscal quarters during any period of four consecutive fiscal quarters or more than five fiscal quarters during the term of the CRC Revolving Credit Facility. Under the CRC Credit Agreement, the Borrowers may also be required to meet specified leverage ratios or interest coverage ratios in order to take certain actions, such as incurring certain debt or making certain acquisitions. In addition, the CRC Credit Agreement includes negative covenants, subject to certain exceptions, restricting or limiting the Borrowers’ ability and the ability of their restricted subsidiaries to, among other things: (i) make non-ordinary course dispositions of assets; (ii) make certain mergers and acquisitions; (iii) complete dividends and stock repurchases and optional redemptions (and optional prepayments) of subordinated debt; (iv) incur indebtedness; (v) make certain loans and investments; (vi) create liens; (vii) transact with affiliates; (viii) change the business of the Borrowers and their restricted subsidiaries; (ix) enter into sale/leaseback transactions; (x) allow limitations on negative pledges and the ability of restricted subsidiaries to pay dividends or make distributions; (xi) change the fiscal year and (xii) modify subordinated debt documents.

This foregoing summary does not purport to be complete and is qualified in its entirety by reference to the CRC Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

CRC Supplemental Indenture

Substantially concurrently with the CERP and CGPH restructuring and the entry into the CRC Credit Agreement, CRC, CRC Finco, Inc. (“CRC Finance” and, together with CRC Escrow Issuer, the “Initial CRC Issuers”)and other subsidiaries of CRC entered into a supplemental indenture (the “CRC Supplemental Indenture”) to that certain indenture, dated as of October 16, 2017, by and among the Initial CRC Issuers and Deutsche Bank Trust Company Americas, as trustee (the “CRC Indenture”), and the gross proceeds of the offering by the Initial CRC Issuers of $1,700,000,000 aggregate principal amount of 5.250% senior notes due 2025 issued on October 16, 2017 (the “CRC Notes”) were released from escrow. Pursuant to the CRC Supplemental Indenture, CRC assumed the obligations of CRC Escrow Issuer under the CRC Indenture and the CRC Notes, and each wholly-owned, domestic subsidiary of CRC that is a subsidiary guarantor to the CRC Credit Facility (other than CRC Finance) became a guarantor under the CRC Indenture.

The foregoing description of the CRC Supplemental Indenture is qualified in its entirety by reference to the CRC Supplemental Indenture, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

CRC Refinancing Proceeds

Proceeds from the CRC Notes and the CRC Credit Facility, together with approximately $171 million of cash on hand, were used to (i) repay in full (including accrued and unpaid interest) and terminate the existing senior secured credit facilities of CERP and CGPH, as disclosed under Item 1.02 below, and (ii) pay off, as disclosed under Item 8.01 below, (a) with respect to CGPH and Caesars Growth Properties Finance, Inc. (collectively, the “CGPH Purchasers” or the “CGPH Issuers”), $675,000,000 aggregate principal amount of their 9.375% Second-Priority Notes due 2022 (the “CGPH Notes”) plus accrued and unpaid interest, and (b) with respect to CERP and Caesars Resort Properties Finance, Inc. (collectively, the “CERP Purchasers”), Harrah’s Las Vegas, LLC, Harrah’s Laughlin, LLC, Rio Properties, LLC, AC Conference Holdco., LLC, AC Conference Newco., LLC, Caesars Linq, LLC, Caesars Octavius, LLC, Flamingo

Las Vegas Operating Company, LLC, Harrah’s Atlantic City Mezz 1-9, LLC (each of Harrah’s Atlantic City Mezz 1-9, LLC a separate entity), Harrah’s Atlantic City Operating Company, LLC, Harrah’s Atlantic City Propco, LLC, Octavius/Linq Intermediate Holding, LLC and Paris Las Vegas Operating Company, LLC (collectively, together with the CERP Purchasers, the “CERP Issuers”), $1,000,000,000 aggregate principal amount of the 8% First-Priority Senior Secured Notes due 2020 (the “CERP 2020 Notes”) and $1,150,000,000 aggregate principal amount of the 11% Second-Priority Senior Secured Notes due 2021 (the “CERP 2021 Notes” and, together with the CERP 2020 Notes, the “CERP Notes,” and, the CERP Notes, together with the CGPH Notes, the “Notes”) plus accrued and unpaid interest.

Item 1.02 Termination of a Material Definitive Agreement

Termination of first lien credit agreements of CERP and CGPH

On December 22, 2017, in connection with the foregoing transactions, certain subsidiaries of the Company repaid all amounts outstanding under the existing senior secured credit facilities of CERP and CGPH (respectively, the “CERP Credit Facility” and “CGPH Credit Facility” and together, the “Existing Credit Facilities”) and terminated the credit agreements relating to such Existing Credit Facilities. The existing credit agreements were (i) that certain first lien credit agreement governing the CERP Credit Facility, dated as of October 11, 2013, by and among CERP, Caesars Entertainment Resort Properties Finance, Inc., Harrah’s Las Vegas, LLC, Harrah’s Atlantic City Holding, Inc., Rio Properties, LLC, Flamingo Las Vegas Holding, LLC, Harrah’s Laughlin, LLC, Paris Las Vegas, LLC, the lenders party thereto from time to time and Citicorp North America, Inc., as administrative agent and (ii) that certain first lien credit agreement governing the CGPH Credit Facility, dated as of May 8, 2014, by and among CGPH, Caesars Growth Properties Parent, LLC, the lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as administrative agent.

Immediately following the foregoing transactions, certain subsidiaries of the Company discharged certain indentures as disclosed under Item 8.01 below.

The information set forth under Item 1.01 above and Item 8.01 below is hereby incorporated by reference as applicable into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

With respect to the CRC Credit Agreement and CRC Supplemental Indenture, the information set forth under Item 1.01 above and Item 8.01 below is hereby incorporated by reference as applicable into this Item 2.03.

Item 8.01 Other Events.

Completion of the cash tender offers to purchase the CERP 2020 Notes, CERP 2021 Notes and CGPH Notes

On December 22, 2017, the Company announced the completion of the cash tender offers by the CGPH Purchasers and the CERP Purchasers for the Notes. Each of the tender offers expired at 5:00 p.m., New York City Time, on December 21, 2017 (the “Expiration Date”).

The CGPH Purchasers have accepted for purchase $358 million aggregate principal amount of the CGPH Notes that were validly tendered and not withdrawn as of the Expiration Date for an aggregate consideration of approximately $385 million plus accrued and unpaid interest on the CGPH Notes up to, but not including, the date of payment of such consideration.

The CERP Purchasers have accepted for purchase (i) $467 million aggregate principal amount of the CERP 2020 Notes and (ii) $559 million aggregate principal amount of the CERP 2021 Notes that were validly tendered and not withdrawn as of the Expiration Date for an aggregate consideration of approximately (i) $478 million plus accrued and unpaid interest on the CERP 2020 Notes up to, but not including, the date of payment of such consideration and (ii) $594 million plus accrued and unpaid interest on the CERP 2021 Notes up to, but not including, the date of payment of such consideration.

Payment for the applicable tender offer has occurred pursuant to the terms and conditions, with respect to the CGPH Notes, of the Offer to Purchase dated November 3, 2017, and, with respect to the CERP Notes, the Offer to Purchase dated November 3, 2017, and the related Letters of Transmittal that were sent to each registered holder of the Notes.

Redemption of the CERP 2020 Notes, CERP 2021 Notes and CGPH Notes following completion of the tender offers

Furthermore, the Company announced that the CGPH Issuers and the CERP Issuers are redeeming, following the closing of the tender offers, as described above, (i) with respect to the CGPH Issuers, all of the outstanding CGPH Notes, and (ii) with respect to the CERP Issuers, all of the outstanding CERP Notes. The CGPH Issuers and the CERP Issuers each issued irrevocable notices of redemption (each a “Notice of Redemption” and together, the “Notices of Redemption”) (i) with respect to the CGPH Issuers, for the CGPH Notes, and (ii) with respect to the CERP Issuers, for the CERP 2020 Notes and CERP 2021 Notes. Pursuant to the applicable Notice of Redemption for each of the foregoing Notes, the CGPH Issuers and the CERP Issuers gave the respective holders of such Notes notice that the CGPH Issuers and the CERP Issuers, as applicable, will redeem all of the respective outstanding Notes on January 22, 2018 (the “Redemption Date”).

The CERP 2020 Notes, which have an outstanding principal balance of $533 million, will be redeemed in full pursuant to the redemption provisions of the indenture, dated as of October 11, 2013 (as amended and supplemented from time to time, the “CERP 2020 Notes Indenture”), between the CERP Issuers party thereto, the guarantors party thereto and U.S. Bank National Association, as trustee. The redemption price will be equal to 102.000% of the principal amount of the CERP 2020 Notes being redeemed, plus accrued and unpaid interest, if any, to the Redemption Date.

The CERP 2021 Notes, which have an outstanding principal balance of $591 million, will be redeemed in full pursuant to the redemption provisions of the indenture, dated as of October 11, 2013 (as amended and supplemented from time to time, the “CERP 2021 Notes Indenture” and, together with the CERP 2020 Notes Indenture, the “CERP Notes Indentures”), between the CERP Issuers party thereto, the guarantors party thereto and U.S. Bank National Association, as trustee. The redemption price will be equal to 105.500% of the principal amount of the CERP 2021 Notes being redeemed, plus accrued and unpaid interest, if any, to the Redemption Date.

The CGPH Notes, which have an outstanding principal balance of $317 million, will be redeemed in full pursuant to the redemption provisions of the indenture, dated as of April 17, 2014 (as amended and supplemented from time to time, the “CGPH Notes Indenture” and, together with the CERP Notes Indentures, the “Indentures”), between the CGPH Issuers party thereto, the guarantors party thereto and U.S. Bank National Association, as trustee. The redemption price will be equal to 107.031% of the principal amount of the CGPH Notes being redeemed, plus accrued and unpaid interest, if any, to the Redemption Date.

Discharge of the CERP 2020 Notes Indenture, CERP 2021 Notes Indenture and CGPH Notes Indenture

Pursuant to the terms of the Indentures and immediately following the issuance of the Notices of Redemption to the applicable holders and the irrevocable deposit with U.S. Bank National Association, as trustee under each of the Indentures, of sufficient amounts to repay any principal, accrued and unpaid interest and other amounts as will be owing under such Indentures as of the Redemption Date, the CERP Issuers discharged each of the CERP Notes Indentures and the CGPH Issuers discharged the CGPH Notes Indenture, in each case such that the Indentures shall be of no further force and effect, except for certain surviving provisions thereunder.

The Company issued a press release announcing the foregoing transactions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Supplemental Indenture, dated December 22, 2017, by and among Caesars Resort Collection, LLC, the subsidiary guarantors party thereto, CRC Finco, Inc. and Deutsche Bank Trust Company Americas, as trustee.

10.1	Credit Agreement, dated as of December 22, 2017, by and among Caesars Resort Collection, LLC, the other borrowers from time to time party thereto, the lenders party thereto, and Credit Suisse, AG, Cayman Islands Branch, as administrative agent.

99.1	Press Release.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Supplemental Indenture, dated December 22, 2017, by and among Caesars Resort Collection, LLC, the subsidiary guarantors party thereto, CRC Finco, Inc. and Deutsche Bank Trust Company Americas, as trustee.

10.1	Credit Agreement, dated as of December 22, 2017, by and among Caesars Resort Collection, LLC, the other borrowers from time to time party thereto, the lenders party thereto, and Credit Suisse, AG, Cayman Islands Branch, as administrative agent.

99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Dated: December 22, 2017	By:	/s/ SCOTT E. WIEGAND
	Name:	Scott E. Wiegand
	Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary